Exhibit 3.8

LIMITED LIABILITY COMPANY AGREEMENT
OF
SALLY INVESTMENT HOLDINGS LLC

This Limited Liability Company Agreement (this “Agreement”) of Sally Investment Holdings LLC (the “Company”), dated as of November 14, 2006, is entered into by New Sally Holdings, Inc., as member of the Company (the “Member”).

The Member hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time (the “Delaware Act”), and hereby agrees as follows:

1.                                       Name. The name of the limited liability company formed hereby is Sally Investment Holdings LLC.

2.                                       Defined Terms. Unless the context otherwise requires, the terms defined in this Section 2 shall, for the purposes of this Agreement, have the meanings herein specified. All references herein to a Section are to a Section of this Agreement, unless otherwise indicated.

“ABL Administrative Agent” shall have the meaning set forth in Section 18(a) hereof.

“ABL Collateral Agent” shall have the meaning set forth in Section 18(a) hereof.

“ABL U.S. Guarantee and Collateral Agreement” shall have the meaning set forth in Section 18(a) hereof.

“Affiliate” shall mean, with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person, including but not limited to a Subsidiary of the specified Person, a Person of which the specified Person is a Subsidiary or another Subsidiary of a Person of which the specified Person is also a Subsidiary. As used in this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, as trustee, as executor or otherwise.

“Agreement” shall have the meaning provided in the first introductory paragraph to this Agreement, as it may be amended or modified from time to time.

“Approved Agreements” shall have the meaning set forth in Section 18(a) hereof.

“Certificate of Formation” shall mean the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

“Company” shall have the meaning provided in the first introductory paragraph to this Agreement.

“Covered Person” shall mean any of the Company’s Officers, employees, members (including the Member), agents, or representatives.

“Delaware Act” shall have the meaning provided in the second introductory paragraph to this Agreement.

“DEUCC” shall have the meaning set forth in Section 15(b) hereof.

“Intercreditor Agreement” shall have the meaning set forth in Section 18(a) hereof.

“Manager” shall mean each Officer and any other Person designated by the Member as a manager of the Company within the meaning of the Delaware Act.

“Member” shall have the meaning provided in the first introductory paragraph to this Agreement, and its successors and assigns admitted as members of the Company in accordance with this Agreement.

“Officers” shall have the meaning set forth in Section 10 hereof.

“Person” shall mean any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

“Share Certificate” shall have the meaning set forth in Section 15(a) hereof.

“Subsidiary” shall mean with respect to any Person, any corporation or other Person, a majority of the outstanding voting stock or other equity interests of which is owned, directly or indirectly, by that Person.

“Tax Sharing Agreement” shall have the meaning set forth in Section 18(b) hereof.

“Term Administrative Agent” shall have the meaning set forth in Section 18(a) hereof.

“Term Collateral Agent” shall have the meaning set forth in Section 18(a) hereof.

“Term Guarantee and Collateral Agreement” shall have the meaning set forth in Section 18(a) hereof.

3.                                       Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and engaging in any and all activities necessary or incidental to the foregoing.

4.                                       Term. The term of the Company commences on the date the Certificate of Formation is filed in the office of the Secretary of State of the State of Delaware and shall continue until the Company is dissolved pursuant to the provisions of Section 13 of this Agreement.

5.                                       Registered Office. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Company may also have offices at such other places within or without the State of Delaware as the Member may from time to time designate or the business of the Company may require.

6.                                       Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

7.                                       Fiscal Year. The fiscal year of the Company (the “Fiscal Year”) shall end on the date on which the Member’s fiscal year ends.

8.                                       Member. The name and the mailing address of the Member is set forth on Exhibit A.

9.                                       Powers of the Company. Subject to any limitations set forth in this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 3, including without limitation the power to borrow money and issue evidences of indebtedness in furtherance of the purposes of the Company. In accordance with Section 18-402 of the Delaware Act, management of the Company shall be vested in the Member. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. The Member has the authority to bind the Company. Notwithstanding any provision in this

Agreement to the contrary, the Member is authorized to execute and deliver any document on behalf of the Company without any vote or consent of any other person. Diarra M. Guthrie is hereby (i) designated as an authorized person, within the meaning of the Delaware Act, to execute, deliver and file the Certificate of Formation with the Secretary of State of the State of Delaware and (ii) authorized to execute, deliver and file, or cause the execution, delivery and filing of any certificates (and any amendments or modifications thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an “authorized person” shall cease, and the Member and each Officer thereafter shall become, and continue as, a designated “authorized person” within the meaning of the Delaware Act. The Member or any Officer, as an authorized person, within the meaning of the Delaware Act, may execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments or modifications thereof) required or permitted by the Delaware Act to be filed with the Secretary of State of the State of Delaware.

10.                                 Officers. The Member may select natural persons to be designated as officers of the Company (“Officers”), with such titles as the Member shall determine. Any number of offices may be held by the same person. Each Officer shall hold office until his or her successor is chosen and qualified or until the earlier of his or her death, resignation or removal by the Member. Any Officer may resign at any time upon written notice to the Company. Any Officer elected or appointed by the Member may be removed at any time by the Member. Any vacancy occurring in any office of the Company shall be filled by the Member. The Officers shall have such powers and duties in the management of the Company as may be delegated to them in this Agreement or by the Member, except that in any event each Officer shall exercise such powers and perform such duties as may be required by law. The Member may require any Officer or agent to give security for the faithful performance of his or her duties. Each person elected or appointed as an Officer shall be deemed to have been designated as a Manager by the Member for purposes of the Delaware Act. Any delegation pursuant to this Section 10 may be revoked at any time by the Member. An Officer may be removed with or without cause at any time by the Member. The initial Officers of the Company, appointed by the Member as of the date hereof, are set forth on Exhibit B, which persons shall hold office until their successors are chosen and qualified or until the earlier of their death, resignation or removal by the Member.

(a)                                  President. The President shall have primary responsibility for, and authority with respect to, the management of the day-to-day business and affairs of the Company and shall be the chief executive officer of the Company. The President shall have the authority to sign, in the name and on behalf of the Company, checks, orders, contracts, leases, notes, drafts and other documents and instruments.

(b)                                 Vice President. The Vice President, if any, or if there be more than one, the Senior Vice President as determined by the Member, shall in the absence or disability of the President, exercise the powers and perform the duties of the President, and each Vice President shall exercise such other powers and perform such other duties as shall be prescribed by the Member.

(c)                                  Treasurer. The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the Company; shall receive and give receipts and acquittances for moneys paid in on account of the Company, and shall pay out of the funds on hand all bills, payrolls, and other just debts of the Company, of whatever nature, upon maturity; shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by the Treasurer on account of the Company, and shall perform all other duties incident to the office of Treasurer and as may be prescribed by the Member. The Treasurer shall be the chief financial officer and shall have the authority to sign, in the name and on behalf of the Company, checks, orders, contracts, leases, notes, drafts and other documents and instruments.

(d)                                 Secretary. The Secretary shall duly record all minutes for the Member in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Member, and shall perform such other duties as may be prescribed by the Member or President, under whose supervision the Secretary shall be. The Secretary shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Formation or by this Agreement.

11.                                 Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or by the decision of the Member, are agents of the Company for the purpose of the Company’s business, and the actions of the Officers taken in accordance with such powers shall bind the Company.

12.                                 Reliance by Third Parties. Any Person dealing with the Company or any Officer may rely upon a certificate signed by the President as to:

(a)                                  the identity of the Member, the President or any other Officer;

(b)                                 the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the President or any Officer or in any other manner germane to the affairs of the Company;

(c)                                  the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Company; or

(d)                                 any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.

13.                                 Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written determination of the Member, (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act or (iii) at any time there is no member of the Company unless the Company is continued in accordance with the Delaware Act.

14.                                 Termination. The Company shall terminate when the winding up of the Company’s affairs has been completed, all of the assets of the Company have been distributed and the Certificate of Formation has been canceled, all in accordance with the Delaware Act.

15.                                 Limited Liability Company Interest.

(a)                                  General. The Company shall have limited liability company interests evidenced by a certificate in the form attached as Annex I (a “Share Certificate”). The Company shall issue to the Member a Share Certificate to evidence its limited liability company interest. Such Share Certificate shall be signed by an Officer of the Company, which signature may be a facsimile thereof. In case the Officer of the Company who has signed or whose facsimile signature has been placed on such Share Certificate shall have ceased to be an Officer of the Company before such Share Certificate is issued, it may be issued by the Company with the same effect as if such person were an Officer of the Company at the time of its issue. The Share Certificate shall contain a legend with respect to any restrictions on transfer.

(b)                                 Application of Article 8 of the Uniform Commercial Code. Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware (the “DEUCC”), and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the DEUCC, such provision of Article 8 of the DEUCC shall be controlling. Each Share Certificate evidencing an interest in the Company shall bear the following legend:

“This Certificate evidences a limited liability company interest in Sally Investment Holdings LLC and shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.”

No change to this provision shall be effective until all outstanding Share Certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.

(c)                                  The Company shall issue a new Share Certificate in place of any Share Certificate previously issued if the holder of the limited liability company interests in the Company represented by such Share Certificate, as reflected on the books and records of the Company:

(i)                                     makes proof by affidavit, in form and substance satisfactory to the Company, that such previously issued Share Certificate has been lost, stolen or destroyed;

(ii)                                  requests the issuance of a new Share Certificate before the Company has notice that such previously issued Share Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)                               if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with such surety or sureties as the Company may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Share Certificate; and

(iv)                              satisfies any other reasonable requirements imposed by the Company.

16.                                 Capital Contributions. The Member is not required to make any capital contribution to the Company. The Member may make capital contributions to the Company in the form of cash, services or otherwise, from time to time and upon such contribution the Member’s capital account balance shall be adjusted accordingly.

17.                                 Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate the Delaware Act or other applicable law.

18.                                 Certain Approved Actions.

(a)                                  Without in any way limiting the generality of anything contained in this Agreement, in connection with the transactions contemplated by the Investment

Agreement, dated as of June 19, 2006, as amended, among Alberto-Culver, the Member, Sally Holdings, Inc., a Delaware corporation, New Aristotle Company and CDRS Acquisition LLC, the Company, and the Member or any Officer of the Company, acting alone, on behalf of the Company, may execute, deliver, enter into and perform (and/or, in the case of the Intercreditor Agreement described below, acknowledge) (i) that U.S. Guarantee and Collateral Agreement (in substantially the form of the draft thereof dated November 14, 2006) (the “ABL U.S. Guarantee and Collateral Agreement”) to be entered into by the Company and each other Granting Party (as defined in the ABL U.S. Guarantee and Collateral Agreement) from time to time party thereto in favor of Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as administrative agent (the “ABL Administrative Agent”) and collateral agent (the “ABL Collateral Agent”) for the benefit of the several lenders and other financial institutions from time to time parties to the Credit Agreement (as defined in the ABL U.S. Guarantee and Collateral Agreement) and certain other secured parties, pursuant to which among other things the Company will (and the Company is hereby authorized to) guarantee the obligations of its subsidiaries under such Credit Agreement and pledge and grant security interests in substantially all of its assets (including the capital stock of its subsidiaries) as security for its obligations under the ABL U.S. Guarantee and Collateral Agreement, (ii) that Guarantee and Collateral Agreement (in substantially the form of the draft thereof dated November 14, 2006) (the “Term Guarantee and Collateral Agreement”) to be entered into by the Company and each other Granting Party (as defined in the Term Guarantee and Collateral Agreement) from time to time party thereto in favor of Merrill Lynch Capital Corporation as administrative agent (the “Term Administrative Agent”) and collateral agent (the “Term Collateral Agent”) for the benefit of the several lenders and other financial institutions from time to time parties to the Credit Agreement (as defined in the Term Guarantee and Collateral Agreement) and certain other secured parties, pursuant to which among other things the Company will (and the Company is hereby authorized to) guarantee the obligations of its subsidiaries under such Credit Agreement and pledge and grant security interests in substantially all of its assets (including the capital stock of its subsidiaries) as security for its obligations under the Term Guarantee and Collateral Agreement, (iii) an lntercreditor Agreement by and between the ABL Collateral Agent and ABL Administrative Agent and the Term Loan Collateral Agent and Term Loan Administrative Agent (in substantially the form of the draft thereof dated November 15, 2006) (the “Intercreditor Agreement” and, together with the ABL U.S. Guarantee and Collateral Agreement and the Term Guarantee and Collateral Agreement, the “Approved Agreements”) and (iv) any agreements, documents or instruments contemplated by or related to the Approved Agreements and any amendments thereto without any further act, vote or approval of any Person, including the Member, notwithstanding any other provision of this Agreement, and such Approved Agreements, agreements, documents, instruments and amendments are hereby authorized, ratified and approved in all respects. The Member and each Officer of the Company is hereby authorized to enter into, execute and deliver the documents described in the preceding sentence in the name and on behalf of the Company (in the case of any Approved Agreement, in substantially the form described in the preceding sentence, with such changes and additions as the Member or the Officer executing it may approve), but such authorization shall not be deemed a restriction on the power of the Member or any Officer of the Company to enter into other documents on behalf of the Company.

(b)                                 Without in any way limiting the generality of anything contained in this Agreement, the Company, and the Member or any Officer of the Company, acting alone, on behalf of the Company, may execute, deliver, enter into and perform the Tax Sharing Agreement, dated as of November 16, 2006 (“Tax Sharing Agreement”), among the Member, Sally Holdings LLC, a Delaware limited liability company, and the Company, substantially in the form that has been presented to the Member, be, and hereby is, approved and that the Officers be, and each of them hereby is, authorized and empowered to execute and deliver the Tax Sharing Agreement, in the name and on behalf of the Corporation in substantially such form with such changes and additions as the Officer executing it may approve, such officer’s execution thereof to be conclusive evidence of such approval and of such officer’s authority to do so.

19.                                 Assignments.

(a)                                  The Member may assign in whole or in part its limited liability company interest. If the Member assigns any of its interest in the Company pursuant to this Section 19, the assignee shall be admitted to the Company as a member upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. If the Member assigns all of its interest in the Company pursuant to this Section 19, such admission of the assignee as a member shall be deemed effective immediately prior to the assignment, and, immediately following such admission, the assignor shall cease to be a member of the Company and such assignee shall become the Member.

(b)                                 Upon a Member’s assignment in accordance with the provisions of this Agreement of any or all limited liability company interests in the Company represented by a Share Certificate, the assignee of such limited liability company interests in the Company shall deliver such Share Certificate to the Company for cancellation (executed by such transferee on the reverse side thereof), and the Company shall thereupon issue a new Share Certificate to such assignee for the percentage of limited liability company interests in the Company being transferred and, if applicable, cause to be issued to such assignor a new Share Certificate for that percentage of limited liability company interests in the Company that was represented by the canceled Share Certificate and that is not being transferred.

(c)                                  The Company shall maintain books for the purpose of registering the assignment of limited liability company interests. Notwithstanding any provision of this Agreement to the contrary, an assignment of limited liability company interests requires delivery of an endorsed Share Certificate and shall be effective upon registration of such assignment in the books of the Company.

20.                                 Resignation. The Member may only resign from the Company if it has assigned all of its interest in the Company to another Person.

21.                                 Admission of Additional Members. One (1) or more additional Persons may be admitted to the Company as members of the Company upon the written determination of the Member.

22.                                 Liability of the Member.

(a)                                  Except as otherwise provided by the Delaware Act or herein, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

(b)                                 No Covered Person shall be liable to the Company or any member of the Company for any loss, liability, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company, except that a Covered Person shall be liable for any loss, liability, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

23.                                 Fiduciary Duty.

(a)                                  To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company, a Covered Person acting under this Agreement shall not be liable to the Company or any Member for such Covered Person’s good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Whenever in this Agreement a Covered Person is permitted or required to make decisions in good faith, the Covered Person shall act under such standard and shall not be subject to any other or different standard imposed by this Agreement or any relevant provisions of law or in equity or otherwise.

(b)                                 A Covered Person shall be fully protected in, and shall not be liable to the Company or any Member for losses resulting from, relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such Person’s professional or expert competence.

24.                                 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that such Covered Person shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 24 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

25.                                 Expenses. To the extent permitted by applicable law, expenses (including reasonable attorneys’ fees, disbursements, fines and amounts paid in settlement) incurred by Covered Persons in defending any claim, demand, action, suit or proceeding relating to or arising out of their performance of their duties on behalf of the Company may, from time to time be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of a Covered Person to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified as authorized in Section 24.

26.                                 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all parties hereto and their successors and permitted assigns.

27.                                 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

28.                                 No Third-Party Beneficiaries. Except as provided in Sections 22(b), 23, 24 and 25 with respect to the exculpation, indemnification and expenses of Covered Persons, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their successors and permitted assigns.

29.                                 Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

30.                                 Entire Agreement. The Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings or agreements between the parties.

31.                                 Amendment. This Agreement may not be modified, altered, supplemented or amended except pursuant to the written declaration of the Member.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of November 16, 2006.

NEW SALLY HOLDINGS, INC.

By:	/s/ Authorized Person
Name:
Title:

Annex I

SALLY INVESTMENT HOLDINGS LLC

CERTIFICATE OF LIMITED LIABILITY COMPANY INTEREST

Sally Investment Holdings LLC, a Delaware limited liability company (the “Company”), hereby certifies that                                              (the “Holder”) is the registered owner of 100 percent of the limited liability company interests in the Company (the “Interests”). The rights, powers, preferences, restrictions and limitations of the Interests are set forth in, and this Certificate and the Interests represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Limited Liability Company Agreement of the Company dated as of November 14, 2006, as the same may be amended or modified from time to time (the “Limited Liability Company Agreement”). By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Limited Liability Company Agreement. The Company will furnish a copy of the Limited Liability Company Agreement to the Holder without charge upon written request to the Company at its principal place of business.

The limited liability company interests represented by this Certificate are transferable only on the books of the Company by the holder hereof in person or by power of attorney upon surrender of this Certificate properly endorsed.

This Share Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed and signed this        th day of November, 2006.

Sally Investment Holdings LLC

By:
Name:
Title:

THIS CERTIFICATE EVIDENCES A LIMITED LIABILITY COMPANY INTEREST IN SALLY INVESTMENT HOLDINGS LLC AND SHALL CONSTITUTE A “SECURITY” WITHIN THE MEANING OF, AND GOVERNED BY, (I) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE (INCLUDING SECTION 8-102(A)(15) THEREOF) AS IN EFFECT FROM TIME TO TIME IN THE STATE OF DELAWARE, AND (II) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE OF ANY OTHER APPLICABLE JURISDICTION THAT NOW OR HEREAFTER SUBSTANTIALLY INCLUDES THE 1994 REVISIONS TO ARTICLE 8 THEREOF AS ADOPTED BY THE AMERICAN LAW INSTITUTE AND THE NATIONAL CONFERENCE OF

COMMISSIONERS ON UNIFORM STATE LAWS AND APPROVED BY THE AMERICAN BAR ASSOCIATION ON FEBRUARY 14, 1995.

Exhibit A

Member

Name	Address

New Sally Holdings, Inc.	3001 Colorado Boulevard
Denton, Texas 76210

Exhibit B

Officers of the Company

Name	Title

Gary G. Winterhalter	President and Chief Executive Officer

Gary T. Robinson	Senior Vice President, Treasurer and Chief Financial Officer

Raal H. Roos	Vice President, Secretary and General Counsel